Exhibit 99.1

PERFX WIRELINE SERVICES, LLC
CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Years Ended
December 31, 2020 and 2019

Exhibit 99.1
PERFX WIRELINE SERVICES, LLC

Exhibit 99.1
Independent Auditor’s Report

To the Members of
PerfX Wireline Services, LLC
Houston, Texas

Opinion

We have audited the consolidated financial statements of PerfX Wireline Services, LLC and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Other Matter

As discussed in Note 9, subsequent to year-end, PerfX Wireline Services, LLC and its subsidiaries, were sold to Ranger Energy Services, Inc.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

a.Exercise professional judgment and maintain professional skepticism throughout the audit.
b.Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
c.Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

Exhibit 99.1
d.Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
e.Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, LLP

Houston, Texas
September 21, 2021

Exhibit 99.1
PERFX WIRELINE SERVICES, LLC
CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019
Assets
Cash	$3,565,247	$9,624,237
Accounts receivable	15,913,618	23,462,622
Prepaid expenses	2,260,664	2,761,584
Inventory, net	5,212,303	4,235,169
Total current assets	26,951,832	40,083,612

Property and equipment, net	20,437,777	23,984,519
Total assets	$47,389,609	$64,068,131

Liabilities and Members' Equity
Accounts payable	$9,555,180	$8,792,909
Accrued expenses	3,705,100	3,754,629
Current maturities of capital lease obligations	—	645,000
Current maturities of long-term debt	8,054,140	2,423,349
Current maturities of long-term debt - related parties	140,548	122,345
Total current liabilities	21,454,968	15,738,232

Long-term debt	6,821,885	5,139,172
Long-term debt - related parties	2,807,302	13,926,911
Total liabilities	31,084,155	34,804,315

Commitments and contingencies

Members’ equity	16,305,454	29,263,816
Total members’ equity	16,305,454	29,263,816
Total liabilities and members' equity	47,389,609	64,068,131
The accompanying notes are an integral part of these consolidated financial statements.

Exhibit 99.1
PERFX WIRELINE SERVICES, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2020	2019

Revenues	$102,669,036	$170,152,240

Operating expenses
Cost of services (exclusive of depreciation and amortization)	95,157,172	135,724,665
General and administrative	8,947,612	10,293,509
Depreciation and amortization	7,143,291	6,148,999
Impairment	712,777	—
Gain on disposal of assets	(22,198)	(275,078)
Total operating expenses	111,938,654	151,892,095

Operating income (loss)	(9,269,618)	18,260,145

Other income (expense)
Interest expense, net	(787,636)	(1,508,404)
Other income, net	128,079	239,963
Total other expenses	(659,557)	(1,268,441)

Net income (loss)	$(9,929,175)	$16,991,704
The accompanying notes are an integral part of these consolidated financial statements.

Exhibit 99.1
PERFX WIRELINE SERVICES, LLC
CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

January 1, 2019	$16,500,049
Distributions	(4,227,937)
Net income (loss)	16,991,704
December 31, 2019	29,263,816

Distributions	(3,029,187)
Net income (loss)	(9,929,175)
December 31, 2020	$16,305,454
The accompanying notes are an integral part of these consolidated financial statements.

Exhibit 99.1
PERFX WIRELINE SERVICES, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2020	2019
Cash Flows from Operating Activities
Net income (loss)	$(9,929,175)	$16,991,704
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,143,291	6,148,999
Impairment expense	712,777	—
Gain on disposal of assets	(22,198)	(275,078)
Inventory reserve	457,409	(33,961)
Changes in operating assets and liabilities
Accounts receivable	7,549,004	(6,174,085)
Accounts receivable - related parties	—	665,059
Prepaid expenses and other assets	500,920	(1,142,998)
Inventory	(1,434,542)	(804,648)
Accounts payable	762,271	3,682,131
Accrued expenses	(49,529)	2,308,926
Net cash provided by (used in) operating activities	5,690,228	21,366,049

Cash Flows from Investing Activities
Purchase of property and equipment	(5,422,270)	(8,888,347)
Proceeds from sale of property and equipment	1,135,141	713,527
Net cash used in investing activities	(4,287,129)	(8,174,820)

Cash Flows from Financing Activities
Payments on capital lease	(645,000)	(400,000)
Payments on capital lease - related parties	—	(3,582,040)
Proceeds from long term debt	6,172,047	1,373,294
Proceeds from long term debt under PPP	8,259,400	—
Payments on long-term debt	(7,117,943)	(308,627)
Payments on long-term debt - related parties	(11,101,406)	(570,918)
Member distributions	(3,029,187)	(4,227,937)
Net cash provided by financing activities	(7,462,089)	(7,716,228)

Increase (decrease) in Cash, net	(6,058,990)	5,475,001
Cash, Beginning of Year	9,624,237	4,149,236
Cash, End of Year	$3,565,247	$9,624,237

Supplemental Cash Flow Information
Interest paid	$316,714	$154,326
Supplemental Disclosure of Non-cash Investing and Financing Activities
Additions to fixed assets through finance leases	$—	$(1,750,705)
The accompanying notes are an integral part of these consolidated financial statements.

Exhibit 99.1
PERFX WIRELINE SERVICES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Organization and Business Operations
Business Operations
PerfX Wireline Services, LLC (the “Company” or ”PerfX”) is a Nevada limited liability company formed in September of 2014. The Company owns all of the outstanding equity interests in each of its subsidiaries that consists of PerfX Wireline Services Texas, Sight Hound Logistics and Machina Perforating. The Company is a provider of wireline production services and specializes in pump down perforating, pressure control, pipe recovery and remedial well intervention services to the oil and gas industry. The Company has locations in Williston, North Dakota and Midland, Texas and has equipment that consists of 33 wireline trucks and various heavy equipment.
Risks and Uncertainties
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.
Management is actively monitoring the global situation arising due to the COVID-19 pandemic and its effects, if any, on the Company’s financial condition, liquidity, operations, suppliers, industry, and workforce. As a result of this active monitoring, the Company is prepared to make suitable required changes in its operations as needed.
The full impact of the COVID-19 outbreak continues to evolve as of the date of this report, and as such, if the pandemic continues, it may have a material adverse effect on the Partnership’s results of future operations, financial position, and liquidity in fiscal year 2021.
On March 27, 2020, President Trump signed into law the “Coronavirus Aid, Relief, and Economic Security (“CARES”) Act”. The CARES Act is an approximately $2 trillion emergency economic stimulus package in response to the Coronavirus outbreak, which among other things contains numerous income tax provisions. Some of these tax provisions are expected to be effective retroactively for years ending before the date of enactment. The Company has evaluated the expected impacts of the CARES Act and concluded that it will not have a material impact on the combined financial statements.
It also appropriated funds for the Small Business Association (“SBA”) Paycheck Protection Program (“PPP”) loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans (“EIDL”) to provide liquidity to small businesses harmed by COVID-19. The Company received both PPP and EIDL loans. See Note 5.
Note 2 — Summary of Significant Accounting Policies
Basis of Accounting
The accompanying financials have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates. Significant estimates include, but are not limited to, reserves for inventories, estimated useful lives and the value of property and equipment, and the estimate of allowance for doubtful accounts. Actual results could differ from these estimates.

Exhibit 99.1
Significant Accounting Policies
Cash
The Company maintains its cash accounts in financial institutions that are insured by the Federal Deposit Insurance Corporation up to $250,000. Cash balances from time to time may exceed the insured amounts; however the Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks on such accounts.
Accounts Receivable
The Company’s accounts receivable arise through normal billing cycles related to services performed and are generally due in 30 days. No interest is recorded on outstanding balances. The Company reviews receivables periodically for collectability, and if any items are identified as uncollectible, they are reserved. There were no allowance for doubtful accounts as of each of the years ended December 31, 2020 and 2019.
Inventory
Inventory consists of supplies and other job-site consumables that are primarily explosive-related. Inventory is carried at the lower of cost or net realizable value, which is determined on a weighted average cost basis. Inventory is periodically reviewed, and items considered to be slow moving are reduced to estimated net realizable value through an appropriate reserve. The inventory obsolescence was $642,225 and $184,816 as of each of the years ended December 31, 2020 and 2019.
Property and Equipment
Property and equipment are recorded at cost. Depreciation is computed using the straight-line method based on estimated useful lives of the assets as follows:

Assets	Useful Lives
Tools and other heavy equipment	5 years
Vehicles	5 years
Other corporate assets	5 years

Expenditures for renewals or betterments that materially extend the useful life of the asset and increase its productivity are capitalized in the property and equipment accounts. Expenditures for maintenance and repairs that do not extend asset lives or improve the productivity are charged to the appropriate expense account as incurred.
Long‑lived Asset Impairment
The Company assesses the carrying value of long-lived assets for impairment when facts and circumstances indicate that such amounts may not be recoverable from future operations. If events or circumstances indicate that the carrying amount of a long-lived asset may be impaired, the Company will make an assessment of its recoverability by estimating the undiscounted future cash flows of the asset. If the carrying amount exceeds the aggregate undiscounted future cash flows, the Company would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the asset. During the year ended December 31, 2020 an impairment loss of $712,000 was recognized. There was no impairment loss recognized during the year ended December 31, 2019.
Capital Lease Obligations
The Company leased certain assets under capital leases which expired at various dates. The assets and liabilities under capital leases are recorded at the lower of present value of the minimum lease payments or the fair value of the assets. The assets are amortized over the shorter of the estimated useful lives or over the lease term. The Company did not have any capital lease obligations as of December 31, 2020 and had capital lease obligations of $645,000 as of December 31, 2019.
Revenue Recognition
In determining the appropriate amount of revenue to be recognized as the Company fulfills the obligations under its contracts with customers, the following steps must be performed at contract inception: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable

Exhibit 99.1
consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when, or as the Company satisfies each performance obligation.
The services are based on mutually agreed upon pricing with the customer prior to the services being performed and, given the nature of the services, do not include any warranty or right of return. Pricing for services are offered at hourly or daily rates, where the rates are, in part, determined by when services are performed and the nature of the specific job, with consideration for the extent of equipment, labor and consumables needed. Accordingly, the agreed upon pricing is considered to be variable consideration. Pricing for equipment rentals is based on fixed monthly service fees.
We satisfy our performance obligation over time as the services are performed. The Company believes the output method is a reasonable measure of progress for the satisfaction of our performance obligations, which are satisfied over time, as it provides a faithful depiction of (i) our performance toward complete satisfaction of the performance obligation under the contract and (ii) the value transferred to the customer of the services performed under the contract. The Company elected the “right to invoice” practical expedient for recognizing revenue. The Company invoices customers upon completion of the specified services and collection generally occurs within the payment terms agreed with customers. Accordingly, there is no financing component to our arrangements with customers.
All revenue transactions are presented on a net of sales tax in the Consolidated Statement of Operations.
Contract assets representing the Company’s rights to consideration for work competed but not billed amounted to $1,877,956 and $4,470,217 as of December 31, 2020 and 2019, respectively. Contract assets are included on the Consolidated Balance Sheets within Accounts Receivable, net. Substantially all of the contract assets as of December 31, 2020 and 2019 were invoiced during the subsequent periods.
Income Taxes
The Company is a limited liability company. As a result, the Company files its tax return as a pass through entity for federal income tax purposes. Under the provisions of the Internal Revenue Code, the Company has no liability for federal income taxes. All income and losses are included in the federal income tax returns of the members.
The Company records tax related interest and penalties, if applicable. However, there were no amounts recognized relating to interest and penalties in the consolidated Statements of Operations for the years ended December 31, 2020 and 2019. Furthermore, none of the Company’s state income tax returns are currently under examination by state authorities. The Company’s income tax returns since 2017 are subject to examination by the Internal Revenue Service and state taxing authorities.
The Company recognizes in its financial statements the financial effect of a tax position, if that position is more likely than not to be sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position. The Company has evaluated tax positions anticipated to be taken on its federal and state tax returns. As of December 31, 2020 and 2019, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the consolidated financial statements.

Fair Value Measurements
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. In valuing certain assets and liabilities, the inputs used to measure fair value may fall into different levels of the fair value hierarchy, which are summarized as follows:
    Level 1—Quoted prices in active markets for identical assets and liabilities.
    Level 2—Other significant observable inputs.
    Level 3—Significant unobservable inputs.
The Company’s financial instruments consist of cash and cash equivalents, trade receivables and trade payables, where the carrying amount approximates fair value due to the short‑term nature of each instrument. The fair value of long‑term debt and capital lease obligations approximates its carrying value based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities. The Company did not have any assets or liabilities that were measured at fair value on a recurring basis as of December 31, 2020 and 2019.
Concentrations
The Company is involved in the wireline production services within the oil and gas industry, in and around the State of Texas and North Dakota, with a significant portion of its customers being located in that area. In the ordinary course of business, the Company grants credit to these customers.

Exhibit 99.1
For the year ended December 31, 2020, two customers, Parsley Energy and Marathon Oil Company, accounted for 16% and 13% of the Company’s consolidated revenues. As of December 31, 2020, approximately 31% of the accounts receivable balance was due from these customers.
For the year ended December 31, 2019, four customers, Parsley Energy, WPX Energy, Inc., Kraken Oil and Gas, LLC and Marathon Oil Company, accounted for 20%, 16%, 12% and 11% of the Company’s consolidated revenues. As of December 31, 2019, approximately 70% of the accounts receivable balance was due from these customers.
Recently Issued Accounting Pronouncements
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2016-02, Leases (“ASU 2016-02”), Leases Topic 842, also known as ASC 842. The objective of this ASU is to increase transparency and comparability among organizations by recognizing lease assets and liabilities on the balance sheet and disclosing key information about leasing arrangements. Furthermore, the single most significant change being put forth in ASC 842 is its lessee model, which aims to bring leases onto the balance sheet. For non-public business entities, ASU 2016-02 is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements.

Note 3 — Property and Equipment
Property and equipment as of December 31, 2020 and 2019 were as follows:

	December 31, 2020	December 31, 2019
Tools and other heavy equipment	$31,740,392	$29,059,916
Vehicles	7,302,833	6,041,399
Other corporate assets	1,473,418	245,561
Assets under construction	723,251	2,535,856
Property and equipment	41,239,894	37,882,732
Less: Accumulated depreciation	(20,089,340)	(13,898,213)
Less: Impairment	(712,777)	—
Property and equipment, net	$20,437,777	$23,984,519
Depreciation expense for the years ended December 31, 2020 and 2019 was $7,143,291 and $ 6,148,999, respectively. During the year ended December 31, 2020, the Company recognized an impairment loss of $712,777. There was no impairment loss recognized during the year ended December 31, 2019.
Note 4 — Accrued Liabilities
Accrued expenses as of December 31, 2020 and 2019 were comprised of the following:

	December 31, 2020	December 31, 2019
Accrued payables	$1,556,439	$1,749,222
Accrued compensation	894,881	1,398,433
Accrued taxes	1,022,905	482,633
Accrued interest	42,480	74,341
Accrued insurance	188,395	50,000
Accrued expenses	$3,705,100	$3,754,629

Exhibit 99.1
Note 5 — Debt
The aggregate carrying amounts of the Company’s debt consists of the following:

	December 31, 2020	December 31, 2019
Third-Party Debt
Zions Credit Corporation
Equipment Finance Loan I	$5,734,407	$7,562,521
Equipment Finance Loans II	732,218
Line of Credit	—	—
Small Business Administration Loan	8,259,400	—
Other
Economic Injury Disaster Loan	150,000	—
Related-Party Debt
Jeff Thomas - Line of Credit	—	10,036,923
Z-C, Inc. - Line of Credit	2,500,000	2,500,000
Thomas Financial and Consulting, Inc. - Line of Credit	447,850	557,333
Charlie Thomas - Line of Credit	—	955,000
Total Debt	17,823,875	21,611,777
Less: current maturities of long-term debt	(8,194,688)	(2,545,694)
Long-term debt	$9,629,187	$19,066,083
Third-Party Debt
Zions Credit Corporation
Equipment Finance Loans
On December 27, 2019, the Company entered into a $8,600,000 Note Payable with Zions Credit Corporation. The Company had outstanding borrowings of $5,734,407 and $7,562,521 as of December 31, 2020 and 2019, respectively. The Note Payable matures in April 2022 and bears an interest rate of 3.9% per annum. This Note Payable was entered into as a loan consolidation for previously leased vehicles and such vehicles, and certain heavy equipment, became collateralized under this agreement. The Company was in compliance with the covenants as of December 31, 2020.
On January 27, 2020, the Company entered into a $1,022,047 Promissory Note with Zions Credit Corporation. The Company had outstanding borrowings of $732,218 and $0 as of December 31, 2020 and 2019, respectively. The Promissory Note matures in January 2023 and bears an interest rate of 3.98% per annum. The Company was in compliance with the covenants as of December 31, 2020. Certain of the Company’s equipment serves as collateral under this Promissory Note.
Line of Credit
On April 3, 2019, the Company entered into a $5,000,000 revolving line of credit, as borrower with Zions Bancorporation, N.A. Vectra Bank of Colorado. The Company did not have any outstanding borrowings as of December 31, 2020 and 2019. The maturity date of the line of credit was in April of 2021 and was subsequently extended and matured in July 2021 , and bears an interest rate of 3.9% per annum. The Company was in compliance with the covenants as of December 31, 2020.
Small Business Administration Loan
The Company received a PPP Loan in the amount $8,259,400 on April 11, 2020. The loan amount was advanced at an interest rate of 1.00% and is payable in monthly payments of principal and interest starting August 2021. At December 31, 2020, the current and long-term maturities of the PPP loan was $4,588,556 and $3,670,844, respectively.

The application for these funds required the Company to, in good faith, certify that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Company. This certification further requires the Company to take into account its current business activity and ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The Company submitted the loan forgiveness application in November 2020. The forgiveness of the loan attendant to these funds is dependent on the Company having

Exhibit 99.1
initially qualified for the loan and qualifying for forgiveness of such loan based on its adherence to the forgiveness criteria. The Company was granted forgiveness in July 2021.
The SBA has stated that all PPP loans in excess of $2,000,000, and other PPP loans as appropriate, will be subject to review by the SBA for compliance with program requirements. If the SBA determines in the course of its review that a borrower lacked an adequate basis for the required certification concerning the necessity of the loan request or the subsequent use of loan proceeds, the SBA will seek repayment of the PPP loan, including interest and potential penalties. While we believe our loan was properly obtained and forgiven, there can be no assurance regarding the outcome of an SBA review.
Economic Injury Disaster Loan
On June 2, 2020, the Company entered into a Loan Authorization and Agreement with the SBA, specifically for working capital needs to alleviate economic injury caused by disaster occurring during the first quarter of 2020. As of December 31, 2020 the principal balance outstanding under the EIDL was $150,000. The EIDL monthly payments are to begin 12 months from the Effective Date of the Promissory Note and is payable over 30 years from the Effective Date of the Promissory Note. Borrowings on the EIDL bear interest at a rate of 3.75% per annum. On July 2, 2021, the EIDL loan and interest was paid in full.
Related Party Debt
Jeff Thomas
On January 1, 2016, the Company entered into a $10,000,000 revolving line of credit with Jeff Thomas, a related party. In January 2019, the agreement was amended to extend the maturity to January 1, 2021 and increase the borrowing capacity to $12,000,000. The Company had outstanding borrowings of $0 and $10,036,923 as of December 31, 2020 and 2019, respectively. Borrowings under the credit facility bear interest at a rate of 6.0% as of December 31, 2020 and 2019. Subsequent to December 31, 2020, the agreement was amended further to extend the maturity to December 31, 2021. On April 6, 2021, the Company borrowed $1,500,000 under the line of credit.
Z-C, Inc. (“ZC”)
On January 1, 2016, the Company entered into a $2,500,000 revolving line of credit with ZC, a related party. The Company had outstanding borrowings of $2,500,000 as of December 31, 2020 and 2019. Borrowings under the credit facility bear interest at a rate of 6.5% as of December 31, 2020 and 2019, and matures in December 2022.
Thomas Financial and Consulting, Inc. (“TFC”)
On March 6, 2017, the Company entered into a $863,603 revolving line of credit, as a borrower with TFC, a related party. The Company had outstanding borrowings of $447,850 and $557,333 as of December 31, 2020 and 2019, respectively. Borrowings under the credit facility bear interest at a rate of 4.65% as of December 31, 2020 and 2019, and matures in March 2022.
Charlie Thomas
On January 1, 2017, the Company entered into a $2,000,000 revolving line of credit with Charlie Thomas, a related party. In January 2019, the Company entered into an amended agreement to extend the maturity to January 1, 2021. The Company had outstanding borrowings of $955,000 as of December 31, 2019 and did not have any borrowings outstanding as of December 31, 2020. Borrowings under the credit facility bear interest at a rate of 6.0% as of December 31, 2020 and 2019.
Scheduled Debt Maturities
As of December 31, 2020, aggregate principal repayments of total debt for the next five years were as follows:

For the twelve months ending December 31,
2021	$8,194,689
2022	9,453,992
2023	33,281
2024	3,326
2025	3,442
Thereafter	135,145
Total	$17,823,875

Exhibit 99.1
Note 6 — Members’ Equity
The membership interests in the Company are divided into two classes of membership interests, referred to as Capital Interests and Profits Interests. Capital Interests have voting agreements per the Limited Liability Company Agreement of PerfX Wireline Services, LLC (“LLC Agreement”). Holders of the Profits Interests have no voting rights and the ability to transfer the Profits Interests is restricted based on provisions within the LLC Agreement. The Capital Interests represent an 80% ownership while the Profits Interests represent a 20% ownership. No Capital or Profit Interests were issued or forfeited during the years ended December 31, 2020 and 2019.

The Profits Interests are equity based awards under US GAAP, were fully vested on the date of grant and are not subject to forfeiture.

The LLC Agreement describes the allocation of profits and losses to the respective members’ capital accounts and the waterfall distribution to each member interests at such time of distribution. The preferences to the class of interests are as follows in order of descending preference: Capital Interests and Profits Interests. The LLC Agreement provides for distributions for tax purposes outside the waterfall distributions described herein.

Note 7 — Related Party Transactions
The Company transacts with related parties for operational activities and management services. Total purchases made during the year ended December 31, 2020 and 2019 were approximately $2.3 million and $6.1 million, respectively. Amounts due to related parties at December 31, 2020 were approximately $865,000 of which $305,000 is included in accounts payable and $560,000 was included in accrued expenses on the consolidated balance sheet. Amounts due to related parties at December 31, 2019 were approximately $247,000 of which $147,000 is included in accounts payable and $100,000 was included in accrued expenses on the consolidated balance sheet.
Note 8 — Commitment and Contingencies
Operating Leases
The Company has entered into various lease agreements with 1Oak, LLC, an entity co-owned by Charlie and Jeff Thomas, for various facility leases. The facility leases have maturities up to 15 years. Annual rent under related-party leases was approximately $1,215,000 and $360,000 for the years ended December 31, 2020 and 2019, respectively.
The future minimum lease payments under non-cancelable operating leases as of December 31, 2020 were as follows:

For the twelve months ending December 31,	Related Party	Third Party	Total
2021	$1,380,000	$28,000	$1,408,000
2022	565,000	—	565,000
2023	535,000	—	535,000
2024	540,000	—	540,000
2025	560,000	—	560,000
Thereafter	4,644,000	—	4,644,000
Total operating lease obligations	$8,224,000	$28,000	$8,252,000
Operating lease expense totaled approximately $1,569,371 and $625,261 for the years ended December 31, 2020 and 2019, respectively.
Other Litigation Matters
Commitments and Contingencies
The Company is subject to certain legal proceedings in the ordinary course of business. Accruals for contingencies are recorded when it is probable that a liability has been incurred. A loss is recognized for all contingencies deemed probable and estimable, regardless of amount. For unresolved contingencies with potentially material exposure that are deemed reasonably possible, we evaluate whether a potential loss or a range of loss can be reasonably estimated. No amounts have been accrued in the consolidated financial statements with respect to any currently pending matters.

Exhibit 99.1
Note 9 — Subsequent Events
The Company has performed an evaluation of subsequent events through September 21, 2021, the date the consolidated financial statements were made available for issuance.
Ranger Energy Services, Inc.’s Acquisition of the Company
On July 8, 2021, the Company was acquired by Ranger Energy Services, Inc. (“Ranger”) in exchange for 1,000,000 shares of Ranger Class A Common Stock and a Secured Note Receivable from Ranger of $11,400,000, which bears an interest rate of 8.5% per annum and matures January 31, 2024.
Small Business Administration Loan
The Company entered into a $2,000,000 Promissory Note under the PPP associated with the Small Business Administration in April 2021. The Promissory Note bears an interest rate of 1% per annum. On August 26, 2021, the principal balance outstanding of $2,000,000, and any unpaid interest, was forgiven.